Exhibit 99.1

Contacts:	William R. Gargiulo, Jr. 231.526.1244 Michele Greco, CFO 312.595.9123

THE FEMALE HEALTH COMPANY TO PRESENT AT

LD MICRO INVITATIONAL INVESTOR CONFERENCE ON

TUESDAY, JUNE 7, 2016

CHICAGO (June 3, 2016) – The Female Health Company (FHC) (NASDAQ-CM: FHCO), manufacturer of the world’s leading female condom, the FC2, today announced that it will be presenting at the LD MICRO Invitational Investor Conference on Tuesday, June 7, 2016. The conference, which will be held at the Luxe Sunset Bel Air Hotel and located at 11461 Sunset Boulevard in Los Angeles, California, will feature 200 small/micro-cap companies and is expected to host more than 1,000 portfolio managers, research analysts and other investors.

The presentation by O. B. Parrish, Chief Executive Officer of FHC, and Mitch Steiner, MD, Chief Executive Officer and President of Aspen Park Pharmaceuticals, Inc., is scheduled for 8:30 a.m. Pacific Time (PT) on Tuesday, June 7, 2016. FHC has announced a proposed merger transaction with Aspen Park Pharmaceuticals. Management will be available during the day for one-on-one meetings. To schedule a meeting, please contact your LD MICRO representative or Eric Lahiji at Eric@ldmicro.com.

About LD MICRO

LD MICRO is an investment newsletter firm that focuses on finding undervalued companies in the micro-cap space. Since 2002, the firm has published reports on select companies throughout the year. The firm also hosts the LD MICRO “Main Event” Investor Conference for investors in December of each year.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, it has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of FC2, including its overall design and manufacturing process. The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for treating premature ejaculation in Q4 of fiscal 2016. For women, product candidates are for advanced breast and ovarian cancers and for female sexual health. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on the PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit www.aspenparkpharma.com.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC plans to file a proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

Interests of Certain Participants in the Solicitation

FHC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of FHC in favor of the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

For more information about the Female Health Company visit the Company’s website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company’s e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.

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